Exhibit 3.2

CERTIFICATE OF MERGER
OF
DAWN MERGER SUB INC.
(a Delaware corporation)
WITH AND INTO
EIP PHARMA, INC.
(a Delaware corporation)

Pursuant to Title 8, Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation, organized and existing under and by virtue of the DGCL, does hereby certify as follows:

FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

Name	State of Incorporation
Dawn Merger Sub Inc.	Delaware
EIP Pharma, Inc.	Delaware

SECOND: That certain Agreement and Plan of Merger, dated as of March 30, 2023 (the “Merger Agreement”), by and among Diffusion Pharmaceuticals Inc., a Delaware corporation, Dawn Merger Sub Inc., a Delaware corporation, and EIP Pharma, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 and Section 228 of the DGCL.

THIRD: The name of the surviving corporation is EIP Pharma, Inc., a Delaware corporation (the “Surviving Corporation”).

FOURTH: The certificate of incorporation of the Surviving Corporation shall be amended and restated as of the effective time of the merger to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by reference, and as so amended and restated shall constitute the certificate of incorporation of the Surviving Corporation and shall continue in full force and effect until it is further amended in accordance with the terms thereof and the DGCL.

FIFTH: The merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 20 Park Plaza, Suite 424, Boston, Massachusetts 02116.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

[SIGNATURE PAGE FOLLOWS]

The Surviving Corporation has caused this Certificate of Merger to be executed in its corporate name on August 16, 2023.

EIP PHARMA, INC.

By:	/s/ John Alam
Name:	John Alam
Title:	President and Secretary

[Signature Page to Certificate of Merger]

Exhibit A

See attached.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EIP PHARMA, INC.

1.         Name. The name of the corporation is “EIP Pharma, Inc.” (the “Corporation”).

2.         Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, DE 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3.         Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4.         Authorized Capital. The total number of shares of common stock that the Corporation shall have authority to issue is One Hundred (100) shares, all of which are of one class and are designated as Common Stock and each of which has a par value $0.00001.

5.         Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

6.         Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

7.         Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

8.         Limitation on Liability. The Corporation is authorized to indemnify, and to advance expenses to, each current, former or prospective director, officer, employee or agent of the Corporation to the fullest extent permitted by Section 145 of the DGCL. To the fullest extent permitted by the laws of the State of Delaware, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to, or modification or repeal of, this Section 9 shall adversely affect any right or protection of a director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

9.         Business Combinations with Interested Stockholders. The Corporation elects not to be governed by Section 203 of the DGCL.